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                                                                    EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT
                                 (Dr. Melamed)


       Employment Agreement, dated the 5th day of February, 1996 by and between Dr. Warren F. Melamed (the "Employee") and Monarch Dental Corporation, a Delaware corporation ("Monarch"), and Monarch Dental Associates, L.P., a Texas limited partnership (the "Company").


                              W I T N E S S E T H

       WHEREAS, the Employee is the founder and the president of Monarch Dental Associates ("Monarch Dental"); and

       WHEREAS, reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") and those certain Stock Redemption and Asset Contribution Agreements (the "Monarch Agreements"), each dated as of February 5, 1996 pursuant to which (i) Monarch will issue shares of Convertible Participating Preferred Stock in consideration of capital contributions aggregating $10 million, and (ii) Monarch will redeem certain of its shares held by the Employee and the Employee and a partner will contribute certain assets to Monarch; and

       WHEREAS, concurrently with the above-described transactions, Monarch will acquire the assets of the MacGregor Dental Centers business; and

       WHEREAS, the parties hereto desire to assure that the Employee's knowledge and experience will continue to be available after the above-described transactions.

       NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

       1. Employment. Subject to the provisions of Section 6, the Company and Monarch hereby employ the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

       2. Term of Employment. Subject to the provisions of Section 6, the term of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the fourth anniversary of the Effective Date; provided, however, that this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of Effective Date unless either party gives the other notice not less than 180 days prior to the scheduled termination date (i.e., the fourth anniversary of the Effective Date or any later anniversary) of his or its determination not to extend this Agreement, whereupon it shall terminate as of such anniversary date. The period during which the Employee serves as an employee of the Company in accordance with and
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subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

       3.     Duties.

              During the Term of Employment, the Employee (a) shall serve as an employee of the Company and Monarch with the title and position of Chairman, President and Chief Executive Officer of each Company, reporting to the Board of Directors of Monarch, (b) shall have general supervisory responsibility in such capacity over all aspects of the business of Monarch and its subsidiaries, including the Company, as well as such other responsibilities as may be specified from time to time by the Board of Directors of Monarch, consistent with the Employee's position and general area of experience and skills, provided that, in all cases the Employee shall be subject to the oversight and supervision of the Board of Directors of Monarch in the performance of his duties and provided further the Employee's duties and responsibilities shall be performed principally, and the Employee shall be based, at the Company's offices in Dallas, Texas, subject to reasonable travel requirements for business purposes consistent with the travel requirements of executive officers of Monarch and the Company generally, (c) upon the request of the Board of Directors of Monarch, shall serve as an officer and/or director of any of Monarch's subsidiaries, and (d) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company and Monarch in the capacities indicated, and agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of the Company, Monarch and each of their affiliates and the performance of his duties and responsibilities hereunder, provided that the foregoing shall not be deemed to preclude service on civic or professional boards to the extent not inconsistent with that certain Non-Competition Agreement dated as of February 5, 1996 executed by the Employee concurrently herewith and in connection with the Monarch Agreements.

              During the Term of Employment, the Employee shall, as the Chairman, President and Chief Executive Officer of Monarch, make recommendations from time to time to the Board of Directors of Monarch (or the Option or Compensation Committee thereof) with respect to grants of options and/or restricted stock to employees and officers of the Company and its subsidiaries (including himself) and dental providers involved with the business of the Company and its subsidiaries, provided that the Employee shall consider the best interests of the Company, consistent with his fiduciary obligations, in making such recommendations. The parties agree that any grant of any such option or restricted stock by the Company in the absence of such recommendation by the Employee shall constitute a default under this Agreement for purposes of Section 6(f) hereof. It is understood that the Employee's role in the granting of options and restricted stock shall cease to be a matter governed by this Agreement, and the provisions of the preceding sentence shall terminate, upon completion of the initial public offering of Monarch or any successor to Monarch.




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       4.     Salary and Bonus.

              (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $300,000 per annum (the "Base Salary"). Such salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's and Monarch's usual practice for executive officers of the Company and Monarch as in effect from time to time.

              (b) The Employee shall not receive a bonus in respect of the year ending December 31, 1996. For each calendar year or portion thereof thereafter during the Term of Employment (including any extensions thereof), the Employee shall be eligible to receive a bonus if and to the extent determined by and in the discretion of the Compensation Committee of the Board of Directors of Monarch, or the Board of Directors of Monarch if a Compensation Committee is not then appointed, in its discretion, based upon its evaluation of the Employee's performance during such year or portion thereof.

       5.     Benefits.

              (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of Monarch and the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of Monarch and the general partner of the Company or any administrative or other committee provided for therein or contemplated thereby) and (ii) generally applicable policies of Monarch and the Company. In the event the Company elects to maintain term life insurance with respect to the Employee, upon termination of the Employee's employment for any reason other than death the Employee shall have the right, to the extent permitted under the relevant policy, to assume the Employer's obligations thereunder.

              (b) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with Monarch's and the Company's practices for executive officers of Monarch and the Company with a similar level of responsibility, as in effect from time to time.

              (c) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's and Monarch's practices for executive officers, as in effect from time to time, but in any event not less than four (4) weeks per calendar year.





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              (d)    Car Allowance.  During the Term of Employment, the Company
shall provide the Employee with a car allowance of $1,000 per month and shall reimburse the Employee for all gas, oil, maintenance and insurance for the Employee's automobile.

              (e) Compliance with the provisions of this Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company, Monarch or any of their affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof.

       6. Termination of Employment of the Employee. Prior to the expiration of the Term of Employment as provided in Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

              (a) At any time by the mutual consent of the Employee and Monarch and the Company.

              (b) At any time for "cause" by Monarch and the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

                     (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against Monarch or any of its subsidiaries (including the Company and also including for purposes of this Section 6, Warren F. Melamed, D.D.S., P.C.), or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

                     (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Boards of Directors of Monarch and the Company's general partner of written notice of the facts constituting the breach (provided that if such breach cannot reasonably be cured within such thirty (30) day period, the Employee shall be granted such longer period as may be necessary, so long as the Employee diligently pursues such cure); or

                     (iii) the Employee shall commit a breach of any of the covenants, terms or provisions of that certain Non-Competition Agreement of even date herewith executed by the Employee and such other parties, which breach has not been remedied within thirty
              (30) days after delivery to the Employee by Monarch and the Company of written notice of the facts constituting the breach; or





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                     (iv)   the Employee shall have failed to comply with
              written instructions from Monarch's Board of Directors, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder, after written notice from Monarch and the Company and after a fair hearing at which the Employee is allowed to present evidence or testimony regarding the reasons for the Employee's actions and other evidence bearing on the situation.

       Upon termination for cause as provided in this Section 6(b), (A) all obligations of Monarch and the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination (1) the Employee shall not be entitled to receive any bonus or portion thereof from the Company, Monarch or any of their affiliates to the extent granted in the discretion of the Company or Monarch but not then paid with respect to any period during or after the Term of Employment or (2) any continuation of benefits except as may be required by law, and (B) Monarch and the Company shall have any and all rights and remedies under this Agreement and applicable law.

              (c) Upon the death or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty (180) consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of Monarch and the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of Monarch and the Company, as determined reasonably and in good faith by an independent physician reasonably acceptable to the Employee and Monarch and the Company.

              (d) At any time by the Employee upon forty-five (45) days' prior written notice to Monarch and the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company and Monarch under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned by unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the Employee shall not be entitled to receive any bonus not then paid from the Company, Monarch or any of their affiliates not then paid with respect to any period during or after the Term of Employment.





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              (e)    At any time without "cause" (as defined in Section 6(b))
       by Monarch and the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this
       Section 6(e), the Company shall (i) continue to make Base Salary payments to the Employee from the date of termination through (a) the later of the fourth anniversary of the Effective Date or the first anniversary of the date on which such a termination occurs, if such termination occurs prior to February 5, 2000, or (b) the first anniversary of the date in which such termination occurs, if such termination occurs on or after February 5, 2000 during any extension year of the Term of Employment hereunder, in any such case in the manner contemplated by Section 4(a), and (ii) continue the benefit arrangements applicable to the Employee for as long as Base Salary payments continue, with such amounts agreed by the parties hereto to be in full satisfaction and compromise of any claims arising out of any termination of the Employee's employment pursuant to this Section 6(e) or Section 6(f). The Employee shall not be under any obligation to mitigate the Company's severance obligation under this Section 6(e) by obtaining other employment.

              (f) The Employee shall have the right to terminate his employment hereunder in the event of a material default by Monarch or the Company in the performance of its obligations hereunder, including, among others, any material change in the Employee's title or duties under Section 3, after the Employee has given written notice to the Monarch and the Company specifying such default by Monarch or the Company and giving Monarch or the Company, as applicable, a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder. The rights and obligations of the parties shall be as set forth in Section 6(e) in the event of any such termination. The Employee shall not be under any obligation to mitigate the Company's severance obligation under this Section 6(f) by obtaining other employment.

              (g) In the event either party gives a notice of non-renewal to be effective as of the fourth anniversary of the Effective Date or any subsequent anniversary thereof, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Sections 6(h) and 7 hereof.

              (h) Notwithstanding termination of this Agreement as provided in this Section 6 or any other termination of the Employee's employment with Monarch or the Company, the Employee's obligations under Section 7 hereof and in the Employee's Non-Competition Agreement of even date herewith shall survive any termination of the Employee's employment with Monarch or the Company at any time and for any reason.





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       7.     Confidentiality; Proprietary Rights.

              (a) In the course of performing services hereunder, on behalf of the Company, Monarch and their affiliates and predecessors, and otherwise, the Employee has had, and it is anticipated that the Employee will from time to time have, access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company, Monarch and their affiliates and predecessors (the "Confidential Information"). The Employee agrees (a) to hold the Confidential Information in strict confidence, (b) not to disclose the Confidential Information to any person (other than in the regular business of the Company, Monarch or any of their affiliates), and (c) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of his Company, Monarch and their affiliates; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (i) is then generally known to the public; (ii) became or becomes generally known to the public through no fault of the Employee; or (iii) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Monarch and the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters), in the Employee's possession or control, shall be returned to Monarch, the Company or the applicable affiliate and remain in its or their possession.

              (b) The Employee recognizes that the Company, Monarch and their affiliates possess a proprietary interest in all of the information described in Section 7(a) and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company, Monarch and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents or affiliates in the course of the Employee's employment, during the Term of Employment, including any of the foregoing which is based on or arising out of the information described in
Section 7(a), shall be the property of and inure to the exclusive benefit of the Company or Monarch as applicable. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company, Monarch or any of their affiliates, shall be promptly disclosed to the Company and Monarch and shall become the exclusive property of the Company or Monarch, as applicable, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

              (c) The Employee agrees, while he is employed by the Company or Monarch, to offer or otherwise make known or available to them, as directed by the Board of Directors of Monarch and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or





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otherwise have available to him in any field in which the Company, Monarch or their affiliates are engaged, and further agrees that any such prospects, contracts or other business opportunities shall be the property of the Company or Monarch as applicable.

              (d) The Employee acknowledges that the Non-Competition Agreement executed and delivered concurrently herewith is an integral part of his employment arrangements with the Company and Monarch.

       8. Specific Performance; Severability. It is specifically understood and agreed that any breach of the provisions of Section 7 hereof by the Employee is likely to result in irreparable injury to the Company, Monarch and/or its or their affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, Monarch and the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

       9. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

       To Monarch or the Company:

              Monarch Dental Corporation
              Monarch Dental Associates, L.P.
              6757 Arapaho Road, Suite 779
              Dallas, TX 75248
              Fax No.:  (214) 458-0934





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       With a copy to:

              John R. LeClaire, P.C.
              Goodwin, Procter & Hoar
              Exchange Place
              Boston, MA 02109
              Fax No.:  (617) 523-1231

       To the Employee:

              Dr. Warren F. Melamed
              c/o Monarch Dental Corporation
              6757 Arapaho, Suite 779
              Dallas, TX 75248
              Fax No.: (214) 458-0934

       With a copy to:

              Kenneth K. Bezozo, Esq.
              Haynes and Boone, L.L.P.
              3100 Nationsbank Plaza
              Dallas, TX 75202
              Fax No.: (214) 651-5940

or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

       10. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Texas, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of Monarch and the Company by way of merger, consolidation or sale and may not be otherwise assigned by Monarch and the Company or the Employee. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof.





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       IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.



                                         MONARCH DENTAL ASSOCIATES, L.P.

                                         By:  Oral Health Concepts, Inc.,
                                              General Partner


                                         By:    /s/ WARREN F. MELAMED
                                              ----------------------------------
                                              Name: Warren F. Melamed, D.D.S.
                                              Title: President


                                         MONARCH DENTAL CORPORATION


                                         By:    /s/ WARREN F. MELAMED
                                              ----------------------------------
                                              Name: Warren F. Melamed, D.D.S.
                                              Title: President


                                           /s/ WARREN F. MELAMED
                                         ---------------------------------------
                                         Dr. Warren F. Melamed





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